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                                                                     EXHIBIT 3.1

                                     (Conformed copy giving effect to all
                                     amendments since the date of this
                                     Amended Certificate of Limited Partnership)


                   AMENDED CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                      THE FULCRUM FUND LIMITED PARTNERSHIP

              (original Amended Certificate of Limited Partnership
                              filed June 22, 1999)

The undersigned, desiring to form a limited partnership under the Connecticut Uniform Limited Partnership Act (the "Act"), does hereby certify as follows:

I. The name of the partnership is The Fulcrum Fund Limited Partnership (the "Partnership"). It has an office address of Two American Lane, Greenwich, Connecticut 06831-8150

II. The agent for service of process is Kenneth A. Shewer, who has a business address of Two American Lane, Greenwich, Connecticut 06831-8150 and a home address at 112 Gunn Hill Road, New Preston, Connecticut 06777.

III. The name and address of the sole general partner is Kenmar Advisory Corp., Two American Lane, Greenwich, Connecticut 06831-8150.

IV. The Partnership shall dissolve and its affairs wound up on December 31, 2026 unless sooner terminated under the terms of the Limited Partnership Agreement or the Act.

IN WITNESS WHEREOF, the undersigned general partner has executed this Certificate of Limited Partnership this 17th day of June, 1996.

GENERAL PARTNER:

KENMAR ADVISORY CORP.



By:  /s/ Esther Eckerling Goodman
     ----------------------------------
     Esther Eckerling Goodman
     Chief Operating Officer and
     Senior Executive Vice President


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                  ACCEPTANCE OF APPOINTMENT AS STATUTORY AGENT

Kenneth A. Shewer hereby accepts and agrees to his appointment as statutory agent for service for the Partnership.

Dated:  June 17, 1996


/s/  Kenneth A. Shewer
     -----------------
     Kenneth A. Shewer